POWER OF ATTORNEY
        The undersigned hereby constitutes and appoints each of Katherine P. Ellis, Daniel R. Carter, and Theresa M. Honeycheck,
acting singly, as the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of NATCO Group Inc.
(the "Company"), Forms ID, 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and exchange any Forms ID, 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;
(3) administer EDGAR access information on behalf of the undersigned, including but not limited to securing, maintaining and changing passwords, pass phrases, CIK numbers, CCC numbers and other related information on behalf of the undersigned; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power an authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that neither of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless (i) earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact, or (ii) with respect to the attorney-in-fact, upon her retirement or termination of employment with the Company.
        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of May 2007.

Signature:          /s/ Keith K. Allan
       Keith Allan